Filed by Benihana Inc.

Pursuant to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to Rule 14a-6
of the Securities Exchange Act of 1934

Subject Company:  Benihana Inc.

Registration Statement File No.: 333-174815

Benihana Inc. Sends Letter to Stockholders

Urges Stockholders to Not Be Misled by Benihana of Tokyo (BOT) and to Vote the WHITE Proxy Card to Ensure Benihana’s Progress Can Continue

MIAMI, August 29, 2011 -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today sent a letter to stockholders emphasizing the importance of voting in favor of the proposal to reclassify each share of the Company’s Class A Common Stock into one share of Common Stock and highlighting the rationale for the proposed exchange ratio.

The full text of the letter is as follows:

August 29, 2011

Dear fellow Benihana stockholders:

You may have had the opportunity to review the strong quarterly performance we issued last week. It is clear that our business is moving forward, making progress, and laying the foundation for a very bright future.

Against such a positive backdrop, it is imperative that Benihana not lose momentum as a result of the actions of a single stockholder, who is seeking to mislead other investors into voting in a way that will protect its own 26.7% voting position.

VOTE THE WHITE CARD TO SEND THE MESSAGE THAT YOU WANT OUR COMPANY’S PROGRESS TO CONTINUE

DO NOT BE MISLED BY THE GOLD CARD - BENIHANA OF TOKYO, INC. (BOT) IS NOT YOUR COMPANY.  IT IS A SHAREHOLDER SIMPLY SEEKING TO PROTECT ITS 26.7% VOTING POSITION

With our management team putting the business firmly on a good track, your Board voted in favor of a proposal to simplify the Company’s capital structure by reclassifying each share of Class A Common Stock into one share of Common Stock.

The Company has also been very clear in detailing the compelling advantages that we believe the proposed reclassification would have on the Company, including:

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Improved liquidity and enhanced quality of trade execution by aggregating the volume of common shares traded and allowing investors to buy and sell larger positions with less impact on the stock price.

As the Company made clear in its Form 8-K filing on August 22, 2011:

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A review of an indicative sample of Benihana’s competitors in the “casual dining” and “upscale casual” segments of the restaurant industry shows that, based on various metrics, Benihana Inc. has significantly less trading liquidity than its peers.

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Looking at an indicative sample of 25 reclassification transactions, the median and mean of the change in average daily trading volume of these precedents one year post-reclassification reflected a 21.7% and 50.7% increase, respectively, and the average daily trading volume one year post-announcement increased in 19 of the 23 precedents with available data.

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Using a sample of the same indicative reclassification transactions, the mean and median in share price of these precedents thirty days post-reclassification reflected a 3.0% and 1.7% increase, respectively, and the share price thirty days post-announcement was higher in 14 of the 24 precedents with available data.

Further, in a recent report on the reclassification proposal by a shareholder advisory service, there was agreement that the reclassification will increase liquidity, with the statement that “Collapsing all common shares into a single class would increase the total public float for Class A shareholders.”

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Alignment of voting rights with economic ownership. By eliminating the disparity between voting rights, including the current right of Class A Common Stock holders to elect 25% of the Board (voting as a separate class), the reclassification may make our Common Stock a more attractive investment.

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Increased attractiveness to institutional investors. The reclassification will address complexity and liquidity concerns of institutional investors and will allow our Common Stock to be held by certain institutional investors whose policies do not permit investments in dual-class companies. That same advisory service’s report stated that “because investment guidelines at certain institutional investors prohibit investing in companies with dual-class common shares, the potential market for the company's common shares could be increased by this proposal.”

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Improved transparency and elimination of investor confusion. The reclassification will simplify the Company’s capital structure and eliminate potential investor confusion as to the calculation of the Company’s total market capitalization, shares outstanding, and earnings-per-share.

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Increased flexibility for future strategic opportunities. The simplified structure could provide increased flexibility to structure acquisitions and equity financing by using equity as acquisition currency, and for possible future offerings of capital stock to potential investors.

The proposed reclassification is in the best interest of ALL stockholders

DO NOT VOTE THE GOLD CARD - BENIHANA OF TOKYO, INC. (BOT) IS NOT YOUR COMPANY AND ITS OPPOSITION IS UNFOUNDED

Some have asked why no premium is being paid to the holders of Common Stock. Below we highlight our rationale for this decision:

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The data we provided in the August 22, 2011 filing demonstrates that the Common and Class A shares have been trading at roughly parity. Therefore, as the precedent set provided also demonstrates, it would be highly unusual for an exchange ratio of greater than 1:1 be paid in a situation such as this. Of the indicative sample of reclassification transactions where there was a 1:1 exchange ratio, the implied median premium paid to high-vote shareholders relative to the one week and one month prior high-vote to low-vote ratio was 1.1% and 1.4%, respectively; the comparable premium for Benihana implies a 0.8% and 0.5% premium paid to high- vote shareholders, respectively;

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Further, the Company’s charter prohibits payment of a premium to the Common stockholders. According to an opinion of the Company’s Delaware counsel, a reclassification transaction that would deliver a premium only to the Common stockholders would contravene our Certificate of Incorporation and would therefore be invalid.

PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY TO ENSURE
YOUR COMPANY CAN IMPLEMENT ITS RECLASSIFICATION PROPOSAL

We strongly believe that this proposal will improve both Benihana Inc.’s liquidity as well as its share price, as demonstrated by the precedent analysis laid out in our Form 8-K filing. Additionally, we know that it is best practice to implement ‘one-share, one-vote’ voting structures at publicly traded companies. Indeed, the shareholder advisory firm’s conclusion states that “the elimination of the dual-class structure would ultimately be in the best interests of all common shareholders.”

ALLOW THE COMPANY TO CONTINUE TO UNLOCK VALUE FOR ITS STOCKHOLDERS  – SIGN, DATE AND RETURN THE WHITE PROXY TODAY,
EVEN IF YOU VOTED ALREADY ON A CARD OF ANOTHER COLOR

PLEASE DO NOT BE CONFUSED – BOT’S GOLD CARD DOES NOT REPRESENT THE COMPANY’S POSITION AND IS A VOTE FOR A SINGLE STOCKHOLDER’S AGENDA

Benihana’s Board is taking decisive actions to strategically improve our franchise and enhance value for all of our stockholders. It is therefore extremely important to your Company’s continued progress that stockholders send an unambiguous signal of support for a proposal that will simplify the capital structure, improve transparency and liquidity, increase flexibility to pursue strategic opportunities, and strengthen corporate governance.

Your vote is important regardless of the number of shares you own.  Please take the time to vote today.  Even if you have already voted, please take a moment right now to sign, date, and return the enclosed WHITE proxy card, and please discard any gold proxy cards you receive.  Your latest dated proxy is the one that counts!

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Georgeson in the self-addressed, stamped envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE proxy card in the self-addressed, stamped envelope provided. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor at the following:

199 Water Street, 26th Floor
New York, NY  10038
Stockholders Call Toll-Free (888) 549-6618

With appreciation for your investment in, and support for Benihana,

Richard C. Stockinger
Chairman, Chief Executive Officer, and President

Safe Harbor Statement

Except for the historical matters contained herein, statements in this letter are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Additional Information

On June 9, 2011, Benihana. filed with the Securities and Exchange Commission a Registration Statement on Form S-4, which has since been declared effective by the Securities and Exchange Commission. The Registration Statement on Form S-4 contains a proxy statement/prospectus which describes the proposed reclassification. Stockholders of Benihana are advised to read the proxy statement/prospectus, because it contains important information. Such proxy statement/prospectus and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or from Benihana at the Investor Relations section of www.benihana.com/about or by contacting the Company by telephone at (305) 593-6770 (Attention: General Counsel).

Benihana and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed reclassification. The participants in such solicitation may include Benihana’s executive officers and directors. Further information regarding persons who may be deemed participants is available in Benihana's proxy statement/prospectus.

Media Contacts

Jeremy Fielding / Anntal Silver
Kekst and Company
(212) 521-4800